Exhibit 5.1

May 12, 2023

SpringBig Holdings, Inc.
621 NW 53rd St.
Suite 260
Boca Raton, Florida 33487

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to SpringBig Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s R egistration S tatement on Form S-1, as amended ( File No. 333-271353) ( the “Registration Statement” ), f iled by the Company with the Securities and Exchange Commission (the “Commission”) on April 20, 2023 , pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of (i) up to 5,943,536 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per shar e ( the “Common Stock”), (ii) up to 5,943,536 immediately exercisable Series A warrants to purchase shares of Common Stock (“Series A Warrants”), one Series A Warrant to be issued for each Share or Pre-Funded Warrant (as defined below) purchased, (iii) up to 5,943,536 immediately exercisable Series B warrants to purchase shares of Common Stock (“Series B Warrants”), one Series B Warrant to be issued for each Share or Pre-Funded Warrant purchased, (iv) up to 237,741 immediately exercisable warrants to purchase Shares of Common Stock (the “Placement Agent Warrants”) to Roth Capital Partners, LLC, as our exclusive placement agent (the “Placement Agent”), as a portion of the compensation payable to the Placement Agent in connection with this offering, (v) for some purchasers, in lieu of Shares, pre-funded warrants to purchase shares of Common Stock (“Pre-Funded Warrants,” and together with the Series A Warrants, the Series B Warrants and the Placement Agent Warrants, the “Warrants”), and (vi) the shares of Common Stock (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”) issuable upon exercise of the Warrants.  The Securities are to be sold to the public as described in the Registration Statement and pursuant to the placement agency agreement referred to in the Registration Statement (the “Placement Agency Agreement”).  We have assumed that the sale of the Shares and Warrants by the Company, the exercise price of the Series A Warrants, the Series B Warrants and the Placement Agent Warrants, and the sale and exercise of the Pre-Funded Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company. We have also assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise plus any purchase price for the applicable Warrant is an amount that is not less than the par value of the Common Stock. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

In connection with our acting as hereinabove described, we have examined and relied solely on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter, including, without limitation, the following:

(i)
the Certificate of Incorporation of the Company, as in effect on the date hereof (the “Company Charter”);

(ii)
the Bylaws of the Company, as in effect on the date hereof (the “Company Bylaws”);

(iii)
the Placement Agency Agreement, the Form of Series A Warrant, the Form of Series B Warrant, the Form of Pre-Funded Warrant and the Form of Warrant Agency Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as warrant agent (collectively, the “Transaction Documents”);

(iv)
the Registration Statement, including all exhibits thereto; and

(v)
resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement.

As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities and on the representations, warranties and statements contained in the Transaction Documents.

SpringBig Holdings, Inc.
May 12, 2023

In rendering the opinions expressed in this letter, we have assumed, with your permission and without any investigation on our part, that:

(a)	all signatures are genuine;

(b)	all natural persons have legal capacity;

(c)
all writings and other records submitted to us as originals are authentic, and that all writings and other records submitted to us as certified, electronic, photostatic, or other copies, facsimiles or images conform to authentic originals;

(d)	each entity that is a party to the Transaction Documents has been duly organized or formed;

(e)
each entity that is a party to the Transaction Documents (other than the Company, as to which we make no assumption) is validly existing and in good standing as a corporate or similar organization under the laws of its jurisdiction of organization;

(f)	each of the Transaction Documents has been duly executed and delivered by each party (other than the Company, as to which we make no assumption);

(g)
each of the Transaction Documents constitutes or will constitute, on the date hereof, the valid and binding obligation of each entity that is a party thereto, enforceable against such entity in accordance with its terms (except we do not make this assumption with respect to Company);

(h)
the execution and delivery of, and the performance of its obligations under, the Transaction Documents by each person that is a party thereto have been duly authorized by all requisite organizational action on the part of such person (except we do not make this assumption with respect to Company);

(i)
each party has the requisite corporate or other organizational power and authority to execute, deliver, and perform such party’s obligations under the Transaction Documents to which such person is or is to be a party (except we do not make this assumption with respect to Company);

(j)	each party to the Transaction Documents has performed and will perform such party’s obligations under the Transaction Documents;

(k)	the Transaction Documents, together with the other contracts referred to in the Transaction Documents, reflect the complete understandin g o f the parties thereto;

(l)	that all rights and remedies will be exercised in a commercially reasonable manner and without breach of the peace;

(m)
no approval, authorization, or consent of, or any filing with, any person, including, without limitation, any governmental authority, is required in connection with the execution, delivery, or performance and observance of, or the consummation of the transactions contemplated by, the Transaction Documents by any person;

SpringBig Holdings, Inc.
May 12, 2023

(n)
the execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents by each person that is or is to be a party thereto (i) do not violate any order binding on, or judgment against, such person, and (ii) do not constitute a default under, and are not in conflict with, any indenture or othe r a greement to which such person is a party or by which its properties may be bound;

(o)
there is no litigation against or affecting any person purportedly bound by or executing any of the Transaction Documents which challenges the validity or enforceability of any of the Transaction Documents or seeks to enjoin the execution, delivery, performance of, or consummation of the transactions contemplated by, the Transaction Documents.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law (“DGCL”), which we assume in each case to be the only applicable laws with respect to each such opinion , except with respect to opinion paragraph 3 below, which is rendered with respect to the laws of the state of New York .

In connection with our opinions expressed below, we have also assumed that, at or prior to the time of the issuance and the delivery of any Securities, the Registration Statement will have been declared effective under the Act, and the offer and sale of the Securities will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1.
Th e S hares have been duly authorized by all necessary corporate action of the Company and when issued and paid for in accordance with , and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, the Shares will be validly issued, fully paid and nonassessable.

2.
The Warrant Shares have been duly authorized by all necessary corporate action of the Company and when the Warrant Shares are issued and paid for in accordance with , and in the manner set forth in, the Placement Agency Agreement and the terms and conditions of the Warrants (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor and the Warrants are validly exercised pursuant to their terms, as described in the Registration Statement and the related prospectus , such Warrant Shares will be validly issued, fully paid and nonassessable.

3.
When the Warrants have been duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute valid and binding obligations of the Company.

The above opinions are subject to the following additional limitations, qualifications and exceptions:

A.
The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors’ rights and remedies generally;

B.	The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

C.	Limitations imposed by or resulting from the exercise by any court of its discretion; and

D.	Limitations imposed by reason of generally applicable public policy principles or considerations.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company concerning the business or affairs of the Company or any other information furnished to you of a factual nature.

SpringBig Holdings, Inc.
May 12, 2023

We express no opinions:

I.
regarding the choice of law provisions of the Transaction Documents or as to whether or not the laws of any jurisdiction will be applicable thereto;

II.
regarding any federal securities laws, rules, or regulations (including, without limitation, any laws administered by, and any rules or regulations administered or promulgated by, the United States Securities and Exchange Commission);

III.
regarding any state securities laws, rules, or regulations (including, without limitation, any so‑called “Blue Sky” laws);

IV.
regarding any antitrust and unfair competition laws and regulations, laws and regulations relating to tying arrangements, banking laws or regulations, regulations of the Board of Governors of the Federal Reserve System, or insurance laws or regulations;

V.
as to whether (a) the execution and delivery or other authentication of, the performance or observance of any provision of, or the consummation of any transactions contemplated by, the Transaction Documents or any thereof violates any provision of any federal or state laws, rules, regulations, or orders relating to terrorism or money laundering, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the laws comprising or implementing the Bank Secrecy Act, the laws administered by Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) or any successor thereto, and Executive Order No. 13224 on Terrorist Financing (“Executive Order No. 13224”), or any related enabling legislation or similar executive orders, any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, and The Countering America’s Adversaries Through Sanctions Act, Publ. L. No. 115-44 – H.R. 3364 (all as amended from time to time), or any rules or regulations promulgated under any of the foregoing, or any orders relating to any of the foregoing, or (b) whether any person that is or is to be a party to any of the Transaction Documents is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a person that is owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a person with which any other person is prohibited from dealing or otherwise engaging in any transaction, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224, (v) a person that is named as a “specially designated national” on the most current list published by OFAC, or (vi) a person who is affiliated or associated with any person described in the foregoing clauses (i) through (v), inclusive;

VI.
as to whether the execution and delivery or other authentication of, the performance or observance of any provision of, or the consummation of any transactions contemplated by, the Transaction Documents or any thereof constitutes a “covered transaction” subject to the jurisdiction of and review by The Committee on Foreign Investment in the United States pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security of 2007, as amended by The Foreign Investment Risk Review Modernization Act of 2018, as any of the foregoing may be amended from time to time, or any related enabling legislation, or any rules or regulations promulgated under any of the foregoing, or any orders relating to any of the foregoing; or

VII.
regarding compliance with fiduciary duty requirements.

SpringBig Holdings, Inc.
May 12, 2023

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.  The opinions so rendered may not be relied upon for any other purpose, or relied upon by any other person, firm, or entity for any purpose. This letter may not be paraphrased or summarized, nor may it be duplicated, quoted or reproduced in part.

Very truly yours,
/s/ Benesch, Friedlander, Coplan & Aronoff LLP
BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP